Exhibit 99.1

Momentive Performance Materials Inc. 260 Hudson River Road Waterford, NY 12188 momentive.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

Momentive Announces
Third Quarter 2015 Conference Call

WATERFORD, N.Y. (November 6, 2015) - MPM Holdings Inc. ("Momentive" or the "Company") today announced it will host a teleconference to discuss Third Quarter 2015 results on Friday, November 13, 2015, at 10 a.m. Eastern Time. The Company will issue a press release announcing its financial results for the third quarter ended September 30, 2015 prior to the opening of the market on November 13, 2015.

Interested parties are asked to dial in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: 800-299-8538
International Participants: 617-786-2902
Participant Passcode: 85507826

Live Internet access to the call and presentation materials will be available through the Investor Relations section of the Company’s website: www.momentive.com.

A replay of the call will be available for three weeks beginning at 2 p.m. Eastern Time on November 13, 2015. The playback can be accessed by dialing 888-286-8010 (U.S.) and +1-617-801-6888 (International). The passcode is 28262032. A replay also will be available through the Investor Relations Section of the Company’s website.

About Momentive

Momentive is a global leader in silicones and advanced materials, with a 75-year heritage of being first to market with performance applications for major industries that support and improve everyday life. Momentive delivers science-based solutions, by linking custom technology platforms to opportunities for customers. Additional information is available at www.momentive.com.

Contact
Investors:
John Kompa
614-225-2223
john.kompa@momentive.com